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                                                                     Exhibit 5.1

                          FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                                666 Fifth Avenue
                         New York, New York 10103-3198
                                                                    houston
                                                                washington, d.c.
                                                                     austin
                                                                  san antonio
                                                                     dallas
                                                                    new york
                                                                  los angeles
                                                                     london
                                                                    hong kong


                                                      August 12, 1999


LaBranche & Co Inc.
One Exchange Plaza
New York, NY 10006

Ladies and Gentlemen:

         In connection with Amendment No. 3 to the Registration Statement on Form S-1 (the "Registration Statement") filed by LaBranche & Co Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the public offering by the Company of up to 13,225,000 shares (the "Shares") of its Common Stock ("Common Stock"), par value $.01 per share (including up to 1,725,000 shares of Common Stock which will be purchased by the underwriters if the underwriters exercise the option granted to them to cover over-allotments), we, as counsel for the Company, have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

         We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing, we advise you that, in our opinion, upon the filing of the Company's Amended and Restated Certificate of Incorporation, which has been validly authorized and approved by all necessary corporate actions, the Shares will be duly and validly authorized and, when issued and sold in the manner contemplated by the Underwriting Agreement, a form of which has been filed as an exhibit to the Registration Statement (the "Underwriting Agreement"), and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable.


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August 12, 1999
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         The opinion expressed herein is solely for your benefit and may be relied upon only by you.



                                          Very truly yours,

                                          /s/ Fulbright & Jaworski L.L.P.